UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 5, 2009

CLEAN DIESEL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33710	06-1393453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1100, 10 Middle Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code:	(203) 416-5290

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement.

By agreement between the Registrant and Fuel Tech, Inc., effective February 1, 2009, the Management and Services Agreement of July 1995, as amended, between them (the “Agreement”) was terminated.  The principal term of the Agreement was the provision of shared legal services to the Registrant by Charles W. Grinnell, who served as a Director and Vice President, General Counsel and Corporate Secretary of both companies.  In each of the years 2008, 2007 and 2006, the Registrant reimbursed Fuel Tech $71,000 for such services.  Termination of the Agreement was consequent upon Mr. Grinnell’s retirement as an employee of Fuel Tech on January 31, 2009.  On February 1, 2009, Mr. Grinnell became an employee of the Registrant with an annual salary of $110,000 and continues as a Director, Vice President, General Counsel and Corporate Secretary of the Registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Diesel Technologies, Inc.

By:	/S/ Ann B. Ruple
Ann B. Ruple

Its: Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Dated:  February 5, 2009

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